                                                                    EXHIBIT 23.3
                                                                    ------------
                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 16, 1996, which appears on page 17 of the 1995 Annual Report to Shareholders of Puerto Rican Cement Company, Inc., which is incorporated by reference in Puerto Rican Cement Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 23 of such Annual Report on form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE



San Juan, Puerto Rico
April 10, 1995